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Exhibit 8.1

December 7, 2005

Patni Computer Systems Limited
Akruti Softech Park
MIDC Cross Road No. 21
Andheri (E), Mumbai-400 093, India

Ladies and Gentlemen:

        This firm has acted as counsel to Patni Computer Systems Limited (the "Company") in connection with its registration statement on Form F-1 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the issuance and sale of American Depositary Shares, or ADSs, representing equity shares of the Company (the "Offering"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. §229.601(b)(8), in connection with the Registration Statement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings set forth in the prospectus (the "Prospectus") included as part of the Registration Statement.

        This opinion letter is based as to matters of law solely on the Internal Revenue Code of 1986, as amended, its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof (collectively, "federal income tax laws"). These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinion. We express no opinion herein as to any other laws, statutes, regulations, or ordinances. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinion set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

        In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including (but not limited to) the Registration Statement.

        In our review, we have assumed that all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        For purposes of rendering our opinion, we have not made an independent investigation of the facts set forth in any of the above-referenced documents, including the Prospectus. We have consequently relied upon representations and information presented in such documents.

        Based upon, and subject to, the foregoing, we hereby confirm to you that, subject to the assumptions and limitations set forth therein, the statements set forth in the Prospectus under the heading "US. Federal Income Tax Considerations," insofar as they relate to matters of law or legal conclusions, constitute our opinion with respect to U.S. federal income tax consequences of purchasing, owning and disposing of equity shares of the Company and American Depositary Shares representing equity shares.

        No opinion is expressed as to any factual determination in the Prospectus or any other matter not discussed herein.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

HOGAN & HARTSON L.L.P.

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  Exhibit 8.1